EXHIBIT 10.4

                          CERTIFICATION OF GROUND LEASE



         CHEVROLET WORLD, INC., a Delaware corporation, as Lessee in that certain Ground Lease dated January 3, 1991, with AUTO AIR, INC., a Delaware corporation, as Lessor, hereby certifies the following to GENERAL MOTORS ACCEPTANCE CORPORATION:

         1. A true and correct copy of the Lease (and all addendums and modifications) is attached hereto as Exhibit "A".

         2. The Lease is in full force and effect in accordance with its terms with no offsets, defenses or claims whatsoever.

         3. Lessee has accepted and is in full and exclusive occupancy and possession of the real property described in the Lease.

         4. Lessor has performed all of its obligations due to be performed under the Lease and there are no defenses, counterclaims, deductions, offsets outstanding or other defaults existing in favor of Lessee.

         5. The Lease has not been modified, altered or amended in any respect and constitutes the entire agreement between Lessor and Lessee.

         6. The Lessee's interest under the Lease has not been previously assigned or pledged.

         7. All rent or other sums or charges due and payable under the Lease have been paid and no rent or other sums or charges due by Lessee to Lessor have been forgiven or prepaid nor has Lessee been granted any discounts, concessions or other credits against the rent or other sums or charges due under the Lease.

         8. There is no security deposit held by Lessor under the terms of the Lease.

         9. Lessee has no right or option to purchase the Property, whether by verbal or written agreement, except as expressly set forth in the Lease.

         10. There has not existed and there does not now exist any default by Lessee or Lessor under any of the terms of the Lease.

         11. Lessee acknowledges that GMAC will be relying on the information in this Letter in deciding whether to complete the consummation of its anticipated loan transaction.

                                        CHEVROLET WORLD, INC., a
                                          Florida Corporation


                                        By: /s/ Donald C. Mealey
                                            ----------------------------
                                            Donald C.  Mealey, President

LESSOR:           AUTO AIR

LESSEE:

LEASE DATE:

LOCATION:         Orlando Airport (Lee Vista) Orlando, Florida

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                                                       INDEX
ARTICLE                                                                                      PAGE
-------                                                                                      ----

       1.         Premises                                                                       1

       2.         Term                                                                           1

       3.         Rent and Rent Equivalent                                                       1

       4.         Taxes and Assessments; Net Lease                                               2

       5.         Security Deposit                                                               3

       6.         Commencement Date                                                              3

       7.         Use of the Leased Premises; Covenant to Open and Operate                       3

       8.         Construction of Improvements By Lessee                                         4

       9.         Compliance with Florida Motor Vehicle Franchise Laws                           5

       10.        Permitted Encumbrances                                                         5

       11.        Mechanics Liens and Other Encumbrances                                         6

       12.        Insurance                                                                      6

       13.        Condemnation                                                                   7

       14.        Fire or Other Casualties                                                       7

       15.        Waiver of Subrogation                                                          7

       16.        Alterations                                                                    7

       17.        Repairs                                                                        7

       18.        Assignment and Subletting                                                      8

       19.        Lessee's Covenants                                                             8

       20.        Lessor's Covenants and Representations                                         10

       21.        Lessor's Covenant of Quiet Enjoyment                                           11

       22.        Inspection of the Leased Premises                                              11

       23.        Insolvency of Lessee or Dealer                                                 11

       24.        Default                                                                        12

       25.        Indemnity                                                                      13



ARTICLE                                                                                      PAGE
-------                                                                                      ----
       26.        Accord and Satisfaction                                                        13

       27.        Delays                                                                         14

       28.        Delivery of Premises Upon Expiration                                           14

       29.        Hold Over                                                                      14

       30.        Non-Liability of Lessor                                                        14

       31.        Notices                                                                        15

       32.        Waiver of Trial by Jury and Counterclaim                                       15

       33.        No Partnership                                                                 15

       34.        Attorneys' Fees                                                                13

       35.        Non-Waiver                                                                     15

       36.        Partial Invalidity                                                             16

       37.        Divestiture; Option to Purchase or Lease                                       16

       38.        Representation and Warranties of Lessor                                        18

       39.        Binding on Successors                                                          19

       40.        Complete Agreement                                                             19

       41.        Survival                                                                       19

                                       -2-

                                  GROUND LEASE


         THIS LEASE, made by and between AUTO AIR, INC., a Delaware corporation, whose address is c/o Motors Holding Division, General Motors Corporation, 3044 West Grand Boulevard, Detroit, Michigan 48202 "LESSOR" and CHEVROLET WORLD, INC., a Florida corporation, whose address is c/o First Team Management, 350 South Lake Destiny Drive, Orlando, Florida 32810, "LESSEE".


                              W I T N E S S E T H:


ARTICLE 1. PREMISES

         In consideration of the rents, covenants and agreements hereinafter set forth, Lessor does hereby devise and lease to Lessee, and Lessee does hereby take and lease from Lessor the land situated within the City of Orlando, County of Orange, State of Florida, more particularly described on Exhibit "A" attached hereto and made a part hereof, together with all rights, privileges, easements, appurtenances and amenities belonging to or in any way pertaining to the land, together hereinafter referred to as the "Leased Premises", to have and to hold, subject to the terms, covenants, agreements and conditions in this Lease.


ARTICLE 2. TERM

         A. INITIAL TERM. The initial term of this Lease shall be for a period of five (5) years (the "Initial Term") commencing on the Commencement Date, as hereinafter defined and ending on the last day of the sixtieth (60th) month following the Commencement Date.

         B. EXTENDED TERM. If Lessee shall not be in default under any provision or condition of this Lease and there shall not have been a cumulative total of twenty thousand (20,000) Motor Vehicle Sales (as that term is defined below) from the Leased Premises, then lessee shall have the option to renew and extend this Lease for an additional term of three (3) years (the "Extended Term") commencing upon the expiration of the Initial Term of the Lease as provided in this Article 2.A. above, which option is exercisable only by Lessee giving notice of such exercise to lessor not earlier than eighteen (18) months nor later than twelve (12) months prior to the date of expiration of the Initial Term; provided however, that all of the terms, covenants, promises, conditions and provisions of this Lease shall apply fully and completely to such Extended Term of this Lease, except as may otherwise set forth in Article 3 below.


ARTICLE 3. RENT AND RENT EQUIVALENT

         During the Initial Term of this Lease, the annual fixed rental payments to be made by lessee for the lease of the Leased Premises have been based upon Lessee's forecast of vehicle sales during each consecutive twelve (12) month period of such Initial Term. "Motor Vehicle sales" shall mean retail sales or leases excluding fleet sales or fleet leases, during each consecutive twelve
(12) month period of the term of this Lease, of new, previously unregistered cars or trucks offered by the Chevrolet Motor Division, General Motors Corporation ("Chevrolet"). Lessee has provided Lessor with the following forecast:

         YEAR 1      YEAR 2    YEAR 3     YEAR 4     YEAR 5      TOTAL
         ------      ------    ------     ------     ------      -----
Vehicle
Sales     1,728      1,853     2,060      2,205       2,355      10,201

         The total rent and rent equivalent to be paid by Lessor for the Leased Premises is based upon a sum equal to Three Hundred Dollars ($300.00) per motor vehicle sale per year (the "Rent Equivalent"). It is specifically agreed by Lessor and Lessee that, for the purposes of this Lease, the definition of Rent Equivalent shall be those expenses reported by Dealer on lines 36-42, inclusive, on page 1 of the monthly operating report provided by Dealer to Chevrolet Motors Division, General Motors Corporation. The fixed annual rent for the Leased Premises to be paid directly to Lessor by Lessee during each consecutive twelve (12) month period of the Initial Term of the Lease, and which shall remain unadjusted during such Initial Term, shall be the following:


           YEAR 1     YEAR 2       YEAR 3      YEAR 4     YEAR 5      TOTAL
           ------     ------       ------      ------     ------      -----
Annual
Rent      $40,000     $80,000     $140,000    $180,000   $235,000    $675,000

         In the event this Lease is extended for an additional three (3) year term, the actual rent for the Leased Premises to be paid by Lessee to Lessor during each year of the Extended Term shall be the greater of $235,000 per year or the Rent Equivalent, as defined hereinabove, applicable to the Leased Premises for each year of the Extended Term of this Lease. During each year of the Extended Term, Lessee shall pay to Lessor annual rent in a fixed amount of $235,000. Within sixty (60) days after the end of each year of the Extended Term of this Lease, Lessor, upon receipt and review of Dealer's operating statements, shall calculate the actual Rent Equivalent for each such year and shall give Lessee written notice thereof. Lessee shall pay the difference, if any, between the Rent Equivalent and the actual rent paid during the preceding year within thirty (30) days after receipt of the written notice from Lessor. This provision shall survive the termination of this Lease.

         Fixed rent payments, together with all applicable Florida sales tax, shall be paid by Lessee to Lessor in equal monthly installments on the first day of each calendar month succeeding the Commencement Date. Payment of rent shall be sent to Lessor at Auto Air, Inc., P.O. Box 50255, Atlanta, Georgia 30302. Notwithstanding the foregoing, the annual fixed rent shall be increased by lessor in accordance with the provisions of Article 7 A. below in the event Lessee or Dealer, or any permitted assignee thereof, uses or operates the Leased Premises for the sale or lease of new motor vehicles other than Chevrolet.

         Lessee shall utilize such other funds of Lessee as may be required to pay and satisfy all other costs and expenses for servicing of the construction mortgage indebtedness, real estate taxes and assessments, personal property taxes, insurance, maintenance, building depreciation and other related items and operating expenses.


ARTICLE 4. TAXES AND ASSESSMENTS; NET LEASE

         The purpose and intent of this Lease is that the rental provided herein shall be an absolutely net return to Lessor and shall continue unreduced and unabated, except as otherwise provided herein, throughout the entire term of this Lease and that all taxes, assessments, charges of every kind and nature in connection with the maintenance, repair, payment of utilities and preservation of the Improvements and the Leased Premises and of Lessee's leasehold interest therein during the Initial Term of this Lease, and as the same may be extended, shall be borne by and paid for by Lessee, except for any federal income taxes now imposed or which may hereinafter be imposed upon the rents accruing under the terms of this Lease. All real estate taxes imposed upon the Leased Premises or personal property tax imposed upon any of the Improvements, other personal property, or vehicles in the possession of Lessee or Dealer, shall be paid directly by Lessee to the taxing authority not later than fifteen (15) days prior to the delinquency date thereof and Lessee shall deliver to Lessor, within five (5) days after the payment of such taxes, paid tax receipts relating thereto.

         It is further understood and agreed that all ad valorem taxes assessed during the first and last years of the term of this Lease shall be prorated and Lessee shall only be liable for such portions of such taxes assessed for said first and last years as its days of occupancy during any of said years shall bear to the total of three hundred sixty five (365) days. Lessee shall have the right in its name or in Lessor's name, whichever shall be appropriate, but at its own cost and expense, to file and prosecute applications for reduction of assessed valuation and to institute legal proceedings for the reduction thereof. Lessor agrees to promptly deliver copies of all tax notices and tax bills to Lessee so that Lessee may timely contest any proposed tax increase and promptly pay the tax due so as to take advantage of any discounts allowed for timely payment. Further, upon request of Lessee, Lessor shall obtain from the taxing authorities a separate assessment for the Leased Premises if the Leased Premises are part of a larger parcel.

         Notwithstanding the foregoing, in the event that during any calendar year of the term of this Lease ad valorem taxes exceed the sum of $110,000 (the "Tax Increase"), and a payment by Lessee of the Tax Increase would increase the Rent Equivalent to an amount In excess of $315.00 per Motor Vehicle sale per year then should Lessor elect to purchase the Improvements, as hereinafter provided, Lessor shall reimburse Lessee the cumulative Tax increase paid by Lessee above $315.00 per Motor Vehicle at closing.

         Lessor and Lessee acknowledge that the Leased Premises may be assessed for transportation, mass transit and related costs and charges. During the Initial Term and Extended Term of this Lease, Lessee shall be obligated to pay any costs, charges or assessments arising out of any such obligations imposed upon the Leased Premises; provided, however, should Lessor elect to purchase the Improvements, as hereinafter provided, Lessor shall reimburse Lessee for such costs, charges or assessments at closing.


ARTICLE 5. SECURITY DEPOSIT

         Simultaneously with the execution and delivery of this Lease, Lessee has deposited with Lessor the sum of Twenty Thousand Dollars ($20,000.00) (the "Deposit") to be retained as a security deposit for the faithful performance of all covenants, conditions and agreements of this Lease. Upon commencement of the term of this Lease and receipt by Lessor of the first payment of fixed rent, Lessor shall return the Deposit to Lessee; provided however, that in the event Lessee defaults under any term or provision of this Lease prior to the first payment of fixed rent, Lessor shall, in addition to all other remedies, retain the Deposit and apply such Deposit and at its option, towards any damages sustained or suffered by Lessor as a result of Lessee's default. Lessor shall not be obligated to keep the Deposit an a separate fund but may commingle the Deposit with its own funds.


ARTICLE 6. COMMENCEMENT DATE

         The commencement date of this Lease (the "Commencement Date") shall be
(a) ten (10) days after Lessee has received a permanent Certificate of Occupancy from the Building Department of the City of Orlando, Florida, authorizing the use of occupancy of the Improvements to be constructed on the Leased Premises or
(b) no later than thirty (30) days after the execution of a Dealer Sales and Servicing Agreement between the Chevrolet Motor Division, General Motors Corporation and an entity to be formed and controlled by Donald C. Mealey (the "Dealer") whichever to later to occur; provided, however, in the event the Commencement Date does not occur by March 31, 1992, Lessor, at its sole and exclusive option, may terminate this Lease and shall retain the Deposit as liquidated damages, but not as a penalty, for Lessee's failure to comply with its obligations hereunder.

         Notwithstanding the foregoing, Lessee may operate a GM Dealership (as hereinafter defined) with temporary facilities upon the Leased Premises prior to the Commencement Date. Lessee shall pay to Lessor fixed rent in the amount of $3,333.33 for each thirty (30) day period of temporary occupancy and Lessee shall be obligated to pay for all other costs and expenses of such occupancy, including but not limited to, utility charges, insurance premiums and real estate taxes and assessments, as otherwise provided in this Lease. Temporary occupancy and use of the Leased Premises shall not extend any other provision or term of this Lease.


ARTICLE 7. USE OF THE LEASED PREMISES; COVENANT TO OPEN AND OPERATE

         A. USE OF THE LEASED PREMISES. Lessee shall use and operate the Leased Premises solely and exclusively for the operation of an authorized motor vehicle dealership selling, leasing and servicing automobiles sold by the Chevrolet Motor Division of General Motors Corporation or, with the written consent of the Chevrolet Motor Division, any other division or affiliate of the General Motors Corporation, ("GM Dealership Use") including the sales, leasing, servicing and storage of new and used cars and trucks and all accessory uses in connection therewith, including a body shop and any other lawful purpose appurtenant thereto. Lessor and Lessee agree that the rent required to be paid by Lessee to Lessor is particular and unique for this Lease and that, but for the identity, experience and reputation of Lessee and the personal services to be performed by Dealer and the principals of Lessee and Dealer pursuant to the Dealer Sales and Servicing Agreement, Lessor would not enter into this Lease and, accordingly and notwithstanding any other term or provision of this Lease to the contrary, in the event that, during the term of this Lease, the Leased Premises are occupied by any person or entity other than Lessee or Dealer or used for any purpose other than for a GM Dealership use then, in addition to any and all other rights and remedies to which Lessor may be entitled, the rent to be paid by Lessee to Lessor hereunder shall, as of the date of such use, be automatically increased to the fair market rate for the Leased Premises, such fair market rent to be determined by the highest and beat use of the Leased Premises as unencumbered by this Lease. In the event Lessee or Dealer violates the terms or conditions of this Article 7A, Lessor may, with five (5) days notice, exercise the rights granted under Article 24.D below.

         B. COVENANT TO OPEN AND OPERATE. Lessee covenants to open the Leased Premises for Motor Vehicle sales not later than thirty (30) days after the Commencement Date and to operate the Leased Premises solely for GM Dealership Use. In the event Lessee vacates or abandons the Leased Premises, Lessor may, without notice, exercise any of the rights granted under Article 24 below.


ARTICLE 8. CONSTRUCTION OF IMPROVEMENTS BY LESSEE

         A. PLANS AND SPECIFICATIONS. Lessee shall erect and complete, at Lessee's sole expense improvements on the Leased Property (the "Improvements") in accordance with plans and specifications (the "Plans and Specifications") to be prepared by Lessee and approved by Lessor. Lessee shall present Plans and Specifications utilizing Lessor's Guide as set forth in Exhibit "B", with approved modifications thereof, and shall present such Plans and Specifications to Lessor within thirty (30) days from the effective date of this Lease. Lessor shall have thirty (30) days after receipt thereof to review the Plans and Specifications and either approve them or submit written objections thereto to Lessee. Lessee shall have fifteen (15) days after Lessor's written objections, if any, to revise such Plans and Specifications and resubmit them to Lessor. Upon resubmission, Lessor shall have fifteen (15) days to either approve the Plans and Specifications or make additional written objections thereto. This procedure shall continue until Lessor has approved the Plans and Specifications. Lessor agrees not to unreasonably withhold its consent to the Plans and Specifications. Upon receipt of Lessor's written approval of the Plans and Specifications, Lessee shall have ninety (90) days in which to obtain necessary permits and approvals to proceed with the construction of the Improvements upon the Leased Premises. Thereafter Lessee shall have until March 31, 1992 for the Improvements to be constructed on the Leased Premises, to complete said Improvements and receive a temporary or permanent Certificate of Occupancy therefor. Lessee agrees to proceed diligently with the completion of the Improvements. The Lessor shall have the right to designate representatives to inspect the construction of the Improvements during the period of construction; such inspection or inspections shall be done during normal business hours and in a manner so as not to interfere with Lessee's performance of its obligations under this Lease. All work to be performed in the construction of the Improvements shall be done by contractors selected by Lessee and all work shall meet or exceed the requirements of all public authorities. All work shall be done in a good and workmanlike manner and in accordance with applicable law.

         B. ZONING LICENSES AND PERMITS. Lessee, its principals and agents, will, within the Review Period as provided in Article 20 A. below, verify that Lessee can obtain all licenses and permits for the construction and use of the Improvements upon the Leased Premises including, but not limited to, those pertaining to the occupancy and use of the Leased Premises for

Lessee's business as contemplated by this Lease. Lessee shall obtain and pay for all permits, licenses, variances and approvals pertaining to the construction, use and occupancy of the Leased Premises and the Improvements to be constructed thereon. Lessee shall pursue all of the aforesaid permits, licenses, variances and approvals with due diligence and promptness.

         C. COMPLETION BOND. Prior to commencement of construction of the Improvements upon the Leased Premises, Lessee shall deliver to Lessor a contractor's completion bond of a surety licensed to do business in the State of Florida naming Lessor and Lessee an co-obligees insuring that the Improvements will be completed in accordance with the Plans and Specifications approved by Lessor, free and clear of all mechanical or other liens. The completion bond shall be in an amount and in a form written by a company as Lessor shall approve, which approval Lessor shall not unreasonably withhold. The bond my also include, as obligee, as its interest may appear, any leasehold mortgagee acting as the construction lender for the financing of the cost of the Improvements to be constructed on the Leased Premises. In lieu of a completion bond, Lessee may deliver to Lessor a payment and performance bond of a surety licensed to do business in the State of Florida naming Lessor, Lessee and any leasehold mortgagee as co-obligees, such payment bond guaranteeing the full performance of the contract for the construction of the Improvements to be constructed upon the Leased Premises in accordance with the Plans and Specifications approved by Lessor.

         D. Not later than five (5) days after receipt of a temporary or permanent Certificate of Occupancy, whichever is first to occur, and within thirty (30) days after the completion of any additional improvements approved by Lessor, Lessee shall furnish Lessor with a recapitulation of all construction costs of the Improvements certified by Lessee's architect and a principal officer of Lessee. Lessor shall give written notice thereof to Lessee.


ARTICLE 9. COMPLIANCE WITH FLORIDA MOTOR VEHICLE FRANCHISE LAWS

         Lessor and Lessee acknowledge that a Protest was filed in connection with the establishment of the GM Dealership upon the Leased Premises and that such Protest has been resolved satisfactorily for the benefit of Lessor and Lessee; however, so as to minimize the risk of an additional Protest, Lessee agrees to take such action prior to December 31, 1990, in compliance with Chapter 320, FLORIDA STATUTES, as is necessary to extend the compliance date for completion of the Improvements to be constructed upon the Leased Premises and the use and occupancy thereof for the purposes set forth herein. Lessee shall provide Lessor written notice of the filing of such application for extension not later than thirty (30) days after the execution of this Lease.

         In the event Lessee's application to extend the compliance date results in an additional Protest, Lessee's period to comply with its obligations hereunder shall be extended during the period of such Protest.


ARTICLE 10. PERMITTED ENCUMBRANCES

         A. LEASEHOLD MORTGAGE. Lessee may at any time mortgage, encumber, pledge or assign, as security for a CONSTRUCTION LOAN to construct the Improvements thereon not in excess of Two Million
Five Hundred Thousand Dollars ($2,500,000.00), its right title and interest in and to the leasehold estate created hereby upon the following conditions:

                  a) if Lessee shall mortgage its leasehold estate, Lessee shall provide Lessor with notice of the leasehold mortgage, together with a true copy of the leasehold mortgage and the name and address of the mortgagee or any assignee thereof;

                  b) such leasehold mortgage shall provide that in the event of any default thereunder by Lessee, the leasehold mortgagee will provide notice thereof to Lessor and in the event Lessee shall not cure or remedy any default or breach of covenant under the leasehold mortgage Lessor shall be entitled to notice thereof and the right to cure or remedy any default or breach of covenant in said leasehold mortgage within thirty (30) days after receipt of such notice;

                  c) if Lessee shall not cure or remedy any default or breach of covenant by Lessee under the Lease within the period provided for such cure or remedy, Lessor shall give notice to that effect to such leasehold mortgagee which shall thereupon be entitled to exercise any one or more of the following rights:

                           (i) to cure or remedy, or cause to be cured or remedied, within a time period equal to the period of time allowed to Lessee, such breach or breach of covenant and Lessor shall accept such cure or remedy; and/or

                           (ii) to acquire by foreclosure or otherwise the leasehold estate created hereby and assume the obligations of Lessee under this Lease, including those in default and in such event Lessor shall not exercise its right of termination with respect to such default.

                  d) No future advance shall be permitted under the Leasehold Mortgage without Lessor's written consent, which consent may be unilaterally, at Lessor's sole discretion, withheld.

         Lessor agrees to subordinate its interest in the Leased Premises to Lessee's leasehold mortgagee in order to induce the leasehold mortgagee to make loans, extensions of credit or other accommodations to or for the account of Lessee in connection with the Improvements. Lessor shall execute documents as may be reasonably required by Lessee's leasehold mortgagee in order to evidence this subordination of its interest in the Leased Premises to such party. Lessor shall acknowledge that its interest in the Leased Premises shall be junior and subordinate to the leasehold mortgagee's obligations and any lien, mortgage or other form of security interest which secures the leasehold mortgagee's obligations. Lessee acknowledges that it shall use its best efforts to obtain as a condition of its leasehold mortgagee's obligations, that Lessor shall be given the right to cure any default in connection with Lessee's obligations to its leasehold mortgagee and to require the leasehold mortgagee to provide Lessor with notice of any such defaults. Any default by Lessee in any obligation to Lessee's leasehold mortgagee shall be deemed a default under this Lease whereupon Lessor may exercise, without notice, any of the rights granted under
Article 24.

         B. SECURITY INTEREST IN FIXTURES. Lessee shall have the right at any time to grant a security interest in any trade fixtures or other personal property of a removable nature owned by Lessee and installed or kept upon the Leased Premises not exceeding eighty percent (80%) of the cost of such trade fixture or item of personal property; provided, however, such limitation shall not be applicable in the event trade fixture and other personal property is financed by a construction loan and secured by the Leasehold Mortgage.


ARTICLE 11. MECHANICS LIENS AND OTHER ENCUMBRANCES

         Lessee will at all times keep the Leased Premises free from all mechanics liens and other liens, except as otherwise set forth in Article 10 above.


ARTICLE 12. INSURANCE

      A. Lessee shall obtain a comprehensive general liability insurance policy which shall insure Lessor and Lessee as named insureds for personal liability with a $1,000,000.00 combined single limit policy for bodily injury and property damage together with an umbrella policy in an amount not less than $10,000,000.00. Such insurance shall include coverage against assumed or contractual liability under this Lease with respect to the Leased

Premises and Lessee's operations upon the Leased Premises. As evidence of such coverage Lessee shall supply Lessor with Certificates of Insurance which shall name Lessor as an additional insured and shall contain a provision for fifteen
(15) days written notice to Lessor by the insurer prior to any cancellation of such policies.

      B. Lessee shall, at all times during the term of this Lease, carry all-risk property insurance written at replacement cost in an adequate amount to avoid co-insurance, and a replacement cost endorsement on all Improvements and fixtures in or affixed to the Leased Premises with a responsible insurance company qualified to do business in the State of Florida, and shall deliver to Lessor a Certificate of Insurance as evidence thereof. No cancellation shall be effective until at least fifteen (15) days after receipt by Lessor of written notice thereof. Lessor shall be named as an additional insured on such policy. All proceeds payable under such insurance relating to the Leased Premises shall be payable to Lessor.

      C. Lessee shall, at all times during the term of this Lease carry business interruption insurance with coverage in an amount equal to a minimum of twelve
(12) months fixed rent. Such business interruption insurance shall be renewed on an ANNUAL basis to reflect the increase in rent required hereunder. Such insurance shall be issued by a responsible insurance company qualified to do business in the State of Florida and shall name Lessor as an additional insured. A Certificate of Insurance shall be delivered to Lessor prior to the Commencement Date and ten (10) days prior to the expiration of each twelve (12) month period of the terms of this Lease and shall contain a provision for fifteen (15) days written notice to Lessor by the insurer prior to any cancellation of such policy.


ARTICLE 13. CONDEMNATION

      A. The parties hereto agree that, should the whole of the Leased Premises be taken or condemned by any competent authority for any public or quasi-public use or purpose during the term of this Lease and Lessee has not elected to exercise its option to purchase the Leased Premises as provided in Article 37 below, this Lease shall terminate as of the time when possession thereof is required for public use and from that day on the parties shall be released from further obligations hereunder. Lessee reserves unto itself the right to prosecute its claim for an award based upon its leasehold interest, including the value of the Improvements for such taking, without impairing any rights of Lessor for the taking.

      In the event that a part of the Leased Premises shall be taken or condemned and (a) the part so taken includes the Improvements on the Leased Premises or any part thereof, or (b) the part so taken shall remove from the Leased Premises ten percent (10%) or more of the front depth of the parking area thereof or more than a depth of ten (10) feet, whichever is greater, or (c) the part so taken shall consist of twenty percent (20%) or more of the total parking area, and such parking cannot be relocated on other portions of the Leased Premises, or (d) such partial taking shall result in cutting off direct access from the Leased Premises to any adjacent public street or highway, then and in any such event, Lessee may, at any time either prior to or within a period of ninety (90) days after the date when possession of the Leased Premises shall be required by the condemning authority, elect to terminate this Lease or, Lessee may, as an alternative to such termination of this Lease, elect to purchase the Leased Premises in accordance with its purchase option, except that there shall be deducted from the purchase price to be paid for the Leased Premises all of Lessor's award from the condemnation proceedings

      B. In the event of a taking which does not give rise to an option to terminate or an option to purchase the Leased Premises, or in the event of a taking which does give rise to such options but Lessee does not elect to exercise same, Lessor shall, to the extent of Lessor's award from such taking (which word "award" shall include any settlement, or purchase price under a sale in lieu of condemnation), promptly restore, replace or repair the Leased Premises to the same condition as existed immediately prior to such taking insofar as is reasonably possible. If the award shall exceed the amount spent or to be spent promptly to effect such restoration, repair or replacements, such excess amount shall be divided between Lessor and Lessee so that Lessee shall receive a portion of the award which shall be attributable to (i) the value of the trade fixtures lost and/or damaged as a result of the condemnation; (ii) the cost of removal of the fixtures, and equipment; (iii) that percentage of the award attributable to the value of the Improvements on the Leased Premises the cost of which was contributed by Lessee; and (iv) the value of Lessee's leasehold estate hereunder had the property not been condemned so long as Lessee does not elect to exercise its option to purchase the Leased Premises.


ARTICLE 14. FIRE OR OTHER CASUALTY

         In case of fire or other damage to the Leased Premises, Lessee shall give immediate notice to Lessor. If such damage is partial, Lessor will thereupon cause the Leased Premises to be repaired as promptly as possible, but if the Leased Premises shall be substantially destroyed, either party may serve notice upon the other, within ten (10) days after such destruction, of its intention to terminate this Lease and upon the receipt of such notice, this Lease shall terminate and Lessee shall surrender the Leased Premises and pay to Lessor all accrued rent to the date of such surrender. In the event the proceeds of the insurance to be maintained by Lessee pursuant to Article 12 are insufficient to fully restore the Leased Premises after such destruction (whether or not this Lease has been terminated), Lessee shall pay such deficiency in full to Lessor; provided, however, that Lessee shall have the right to apply the proceeds of any insurance to the restoration of the Improvements, in which case, the Lease shall remain in full force and effect for the remainder of its term.

ARTICLE 15. WAIVER OF SUBROGATION

      Lessor and Lessee waive all rights, each against the other, for damages caused by fire or other perils covered by insurance where such damages are sustained in connection with the occupancy of the Leased Premises.


ARTICLE 16. ALTERATIONS

      Lessee will not make any alterations or add any construction whatsoever to the Leased Premises without the prior written consent of Lessor in each instance, and if Lessee makes any alterations or adds any construction which shall not have been previously approved by Lessor, such additional construction or alterations shall, at Lessor's option, be removed at the expiration of the term of this Lease and the Leased Premises shall be restored at the sole expense of Lessee to the condition existing as of the date of this Lease, wear and tear excepted.

      Subsequent to completion of the Improvements, Lessor shall maintain design control on any and all additional leasehold improvements Lessee shall make to the Improvements or the Leased Premises. All additional leasehold improvements proposed to be made by Lessee shall only be permitted provided Lessee submits such plans to Lessor for approval. Such plans will include architectural drawings as well as detailed Plans and Specifications. Lessor shall have thirty
(30) days from date of receipt of such Plans and Specifications to review same and advise Lessee of its approval or disapproval for the proposed additional improvements.

      To the extent additional improvements are required in connection with the GM Dealership Use, Lessee shall make such improvements subject to Lessor's prior written consent, which consent shall not be unreasonably withheld.


ARTICLE 17. REPAIRS

      Lessee shall make all repairs necessary to keep the Leased Premises and the Improvements located thereon in good order and repair including all structural portions thereof, the roofs, driveways, sidewalks, parking areas, lighting, landscaping, fencing, ditches, drains, sewers, utility lines and other appurtenant portions of the Leased Premises.

ARTICLE 18. ASSIGNMENT AND SUBLETTING

      A. ASSIGNMENT. Except to the Dealer, or to any assignee which has been pre-approved by Lessor as provided hereinbelow, neither the Lease, nor any interest of Lessee in the Lease, shall be sold, assigned, or otherwise transferred, directly or indirectly, whether by operation of law or otherwise, nor shall any of the issued or outstanding capital stock of any corporation which, directly or indirectly, is or controls Lessee under the Lease or which is a "general partner" of any partnership that is or controls Lessee's interest under the Lease, be sold, assigned or transferred, nor shall additional stock be issued which will result in a change of the controlling stock ownership of such corporation as held by the shareholders thereof on the date hereof (or on the date that Lessor approved the transfer of the holder of Lessee's leasehold interest in the Lease), nor shall any general partner's interest in a partnership which is Lessee under the Lease be sold, assigned or transferred without Lessor's prior written approval. Lessor shall not withhold its consent as to any proposed assignee provided, in Lessor's sole judgment, such proposed assignee (a) is of good moral character, (b) has sufficient experience in the automobile business, (c) has above average performance at all other dealerships at which he or she has been involved with respect to sales, services, and customer satisfaction and, (d) would not adversely affect interbrand competition. Lessee, from time to time during the term of this Lease, may request Lessor to pre-approve a prospective assignee of Lessee's interest in this Lease, which approval shall not be unreasonably withheld. Lessor shall be entitled to deny or revoke such approval if, prior to such assignment, the acts or actions of such prospective assignee are contrary, in Lessor's sole judgment, to the standards set forth in this Article 18A.

      For purposes of this Article 18 Article 37 below, the terms "control" or "controlling" shall mean possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of any person or entity, whether through the ownership of voting securities, or partnership interest, by contract or otherwise.

      B. SUBLETTING. Lessee shall not sublet the Leased Premises or any part thereof at any time during the term of this Lease to any subtenants, licensees, or other occupants, except that Lessee may enter into such short-term licenses for incidental use of limited portions of the Leased Premises (e.g., dealer preparation) with the prior written approval of Lessor, which approval shall not be unreasonably withheld.

      C. NO MORTGAGE OR PLEDGE. Except with respect to the Leasehold Mortgage, in no event shall Lessee mortgage, encumber, pledge, grant a security interest in, collaterally assign or conditionally transfer the Lease, any Lessee owned equipment or fixtures incorporated in or used in connection with the Leased Premises or any of the rents, issues and profits therefrom without the written consent of Lessor, which consent may be withheld in Lessor's sole discretion.


ARTICLE 19. LESSEE'S COVENANTS

      A. Lessee shall not consent to any unlawful use of the Leased Premises and shall comply promptly with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Governments, and of any of their departments and bureaus applicable to said Leased Premises. Lessee shall also comply promptly with all rules and regulations of the fire insurance underwriters insuring the Leased Premises.

      B. (i) Lessee warrants and agrees that Lessee, including Lessee's employees, agents and contractors, shall not treat, store or dispose of any hazardous substances, hazardous wastes or toxic substances, as those terms are defined under CERCIA, 42. U.S.C. ss.9601 ET SEQ., RCRA, 42 U.S.C. ss.6901 ET SEQ., or TSCA, 15 U.S.C. ss.2601 ET SEQ., on or below the Leased Premises; provided, however, that Lessee may accumulate and dispose of such wastes as allowed under applicable laws and regulations so long as such wastes are generated on-site.

                  (ii) Lessee warrants and agrees that it will comply with all applicable federal, state and local environmental laws, regulations and ordinances, including those governing underground storage tanks and including satisfying any reporting requirements in connection with its use of, or operations conducted at, the Leased Premises.

                  (iii) Lessee acknowledges and agrees that Lessor has the right to inspect the Leased Premises from time to time to observe Lessee's compliance with applicable federal, state and local laws, regulations and ordinances. This right of inspection does not constitute a duty on Lessor's part to so inspect and in no event relieves Lessee of its compliance obligations under this Lease or under law.

                  (iv) Lessee warrants and agrees that it shall obtain any necessary federal, state and local permits, licenses, registrations and authorizations required to conduct its operations at or use of the Leased Promises and further warrants and agrees to comply with all such requirements.

                  (v) Lessee warrants and agrees that it shall not introduce any PCB-containing fluids in any equipment used at or operations conducted at the Leased Premises.

                  (vi) Lessee warrants and agrees that it shall promptly notify the appropriate agency as required and Lessor in writing of any releases of hazardous substances, hazardous wastes, or toxic substances, as herein defined, which may constitute a violation of any federal, state or local environmental laws, regulations or ordinances. Lessee warrants and agrees that it shall promptly undertake cleanup or remediation of such releases and shall document to Lessor's reasonable satisfaction, including providing Lessor with copies of any correspondence with appropriate agencies and any data, test results or environmental reports generated, that such cleanup or remediation has been properly completed.

                  (vii) Lessee shall indemnify and hold Lessor harmless from and against any liability, damage, penalties, losses or fines ("Claims") to which Lessor may be subjected to the extent such Claims result from Lessee's breach of any warranties contained herein.


ARTICLE 20. LESSOR'S COVENANTS AND REPRESENTATIONS

      A. DELIVERY OF INFORMATION RELATING TO LEASED PREMISES; REVIEW PERIOD. Within twenty (20) days of the effective date of this Lease, Lessor shall deliver to Lessee all engineering plans, drawings, surveys, plats, site plans, title commitments and policies, soils reports, letters on availability of utilities, correspondence with state or local government agencies or departments regarding the Leased Premises, zoning, proof of zoning and documentary evidence of the existing land use plan designations, Development Orders, Binding' Letters of Interpretation, artist renderings and economic and financial studies which Lessor has in its possession, if any, relating to the Leased Premises. Lessee shall have until January 31, 1991 (the "Review Period") to examine the aforesaid information and to notify Lessor that Lessee elects to terminate this Lease. In the event Lessee fails to so notify Lessor by 5:00 p.m. E.S.T. on the last day of the Review Period, such election to terminate this Lease shall be deemed to have been waived.

      B. TITLE. Lessor covenants and represents that it has good, insurable and marketable title to the Leased Premises. Within thirty (30) days after full execution of this Lease, Lessor, at Lessor's expense, shall furnish Lessee with a commitment to issue a leasehold title insurance policy (the "Commitment") committing the title insurance company to ensure Lessee's leasehold interest in the Leased Premises, such Commitment to be issued by Chicago Title Insurance Company. The Commitment and the resulting title insurance policy (the "Policy") shall be in an amount equal to the actual cost of the Improvements to be constructed on the Leased Premises. The Commitment and Policy shall be in such form as is authorized by the Insurance Commissioner, State of Florida. The Commitment shall be delivered to Lessee's attorney who shall have fifteen (15) days to give written notice to Lessor of any objections to title except as to the matters of title as set forth on Exhibit "B" attached hereto, which matters shall be deemed "Permitted Exceptions." Failure of Lessee's attorney to object to any title matter within such fifteen (15) day period shall be conclusive as to Lessee's acceptance of all matters of title. After due notice of any objection to title, Lessor shall have a reasonable time, not to exceed ninety (90) days to cure any title defect. If Lessor falls to cure any title defect as to which due notice Is given, Lessor shall have the option to cancel and terminate this Lease or to notify Lessor that It vill valve such defect(s), accept all matters of title and proceed to comply with all terms and conditions of this Lease. Upon the request of Lessee at Lessee's expenses Lessor shall furnish to Lessee's leasehold mortgagee, at promulgated simultaneous issue rates, a commitment to issue a leasehold mortgagee's title insurance policy in the amount of the Leasehold Mortgage.

      C. SURVEY. Within thirty (30) days after full execution of this Lease, Lessor, at Lessor's expense, shall furnish Lease& vith a current survey of the Leased Premises (the "Survey"). The Survey shall be certified to Lessor, Lessee and the title insurance company insuring Lessee's leasehold interest in the Leased Premises. The Survey shall be prepared in accordance with Chapter 21HH-6, Florida Administrative Code and Section 472.027, Florida Statutes.

      D. ENVIRONMENTAL MATTERS. Lessor covenants that during its period of ownership the Leased Premises have not been in violation of or subject to any existing, pending or, to the best of its knowledge, threatened investigation or inquiry by any governmental authority or agency or any obligation under applicable laws, rules or regulations of any federal, state or local governmental authority. Further, there are no facts, conditions or circumstances known to Lessor which, if fully disclosed, would result in any such investigation or violation. Within thirty (30) days after full execution of this Lease, Lessor, at Lessor's expense, shall furnish to Lessee a Phase I Environmental audit report prepared by a qualified engineer licensed in the State of Florida. Lessee shall have fifteen (15) days to review such audit and to provide written notice to Lessor of any objection thereto and its option, if any, to cancel and terminate this Lease. Lessor shall not be required to cure any objection to the environmental condition of the Lease Premises. Failure to object to any environmental matter or to exercise its option to terminate this Lease within such fifteen (15) day period shall be Conclusive an to Lessee's acceptance of all environmental matters.

ARTICLE 21. LESSOR'S COVENANT OF QUIET ENJOYMENT

      Lessor covenants that Lessee on paying the rent and performing the covenants herein contained may peacefully and quietly have, hold and enjoy the Leased Premises for the term of this Lease or as the same may be extended.


ARTICLE 22. INSPECTION OF THE LEASED PREMISES

      Lessor and its representatives shall have the right to enter upon the Leased Premises or any part thereof at all reasonable hours for the purpose of examining the same or making such repairs or alterations thereof, and in the event Lessee fails to exercise its option to purchase the Leased Premises or renew this Lease in accordance with the terms hereof, Lessee also agrees to permit Lessor or its representatives to show the Leased Premises to persons interested in purchasing or leasing the Leased Premises and to place upon the Leased Premises the usual notices "To Let" and "For Sale," which notices Lessee shall permit to remain without molestation.


ARTICLE 23. INSOLVENCY OF LESSEE OR DEALER

      If at any time proceedings in bankruptcy, or pursuant to any other act for the relief of debtors, shall be instituted by or against Lessee or Dealer which remains undischarged for a period of more than sixty (60) days, or if Lessee or Dealer shall compound Lessee's or Dealer's debts, or assign over Lessee's or Dealer's estate, or effects, for payment thereof, or if any execution shall issue against Lessee or Dealer, or any of Lessee's or Dealer's effects whatsoever, or if a receiver or trustee shall be appointed of Lessee's or Dealer's property, or if this Lease shall by operation of law devolve upon or pass to any person or persons other than Lessee, then and in each of said cases, Lessor may terminate this Lease forthwith by notifying Lessee as herein provided. Upon such termination, all sums due and payable or to become due and payable by Lessee pursuant to this Lease, shall at once become due and payable to Lessor.

      If, as a matter of law, Lessor has no right upon the bankruptcy of Lessee or Dealer to terminate this Lease, then, if Lessee or Dealer, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Lessee's of Dealer's part on the date of filing of the proceeding, Lessee or Dealer, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Solely for the purpose of this Article 23, adequate assurance of curing defaults means the posting with Lessor of a sum in cash sufficient to def ray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months rent at the rental rate in effect at such time as the request for the assumption or assignment is made, plus all other charges payable by Lessee hereunder, and, in the case of an assignee, assuring Lessor that the assignee is financially capable of assuming this Lease and performing all of the obligations, promises, covenants, and agreements of Lessee hereunder. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease. Further, any person or entity who or which has assumed this Lease or to which this Lease may be assigned pursuant to the provision of the Bankruptcy Code shall be deemed, from and after the date of such assumption or assignment, without further act or deed, to have assumed all of the obligations and be subject to all of the conditions arising under or resulting from this Lease, and shall upon demand of Lessor execute and deliver to Lessor an instrument confirming such assumption.


ARTICLE 24. DEFAULT

      A. In the event Lessee shall fail to pay the rent reserved herein when due, Lessor shall give Lessee written notice of such default and if Lessee shall fail to cure such default within ten (10) days after receipt of such notice, Lessor shall, in addition to its other remedies provided by law, have the remedies set forth in this Article 24.C below.

      B. If Lessee shall be in default in performing any of the terms of this Lease other than the payment of rent, or shall be in default under any term or provision of the Dealer Sales and Servicing Agreement referenced in Article 6 hereinabove, Lessor shall give Lessee written notice of such default, and if Lessee shall fail to cure such default within twenty (20) days after the receipt of such notice, or if the default is of such a character as to require more than twenty (20) days to cure, then if Lessee shall fail within said twenty (20) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Lessor may (at its option and in addition to its other legal remedies) cure such default for the account of Lessee and any sum so expended by Lessor shall be additional rent for all purposes hereunder and shall be paid by Lessee with the next monthly installment of rent.

      C.          If:

                  (i)      any rent shall be due and unpaid as set forth in
                           Article 24(A) hereinabove; or

                  (ii) Lessee shall not have cured any default as set forth in Article 24(B) hereinabove; or

                  (iii) there shall be an existing default in the Dealer Sales and Servicing Agreement referenced in Article 6 hereinabove or such Agreement is terminated or not renewed; or

                  (iv)     the Leased Premises shall be vacated or abandoned;
                           or

                  (v) Lessee or Dealer, or their permitted assignees cease to exist as business entities; or

                  (vi)     Lessee shall become-insolvent; or

                  (vii) Lessee is in default under any other term, provision, covenant or obligation under this Lease,

then Lessor, in addition to its other remedies, shall have the immediate right of re-entry. Should Lessor elect to re-enter or take possession of the Leased Premises pursuant to legal proceedings or any notice provided for by law, Lessor may either terminate this Lease or from time to time, without terminating this Lease, relet the Leased Premises or any part thereof on such terms and conditions as Lessor shall, in its sole, discretion, deem advisable. The avails of such reletting shall be applied: first, to the payment of any indebtedness of Lessee to Lessor other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the Leased Premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Lessee shall, during each such month, pay such deficiency to Lessor.

      D. If Lessee or Dealer shall be in default under Article 7A of this Lease, in addition to its other remedies, Lessor shall have the immediate right to purchase the Improvements at a purchase price equal to the fair market value of the Improvements. The fair market value for automotive use shall be determined in accordance with the provisions of Article 37(D).

      E. All rights and remedies of Lessor hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

      F. If Lessor shall be in default under any provision of this Lease, Lessee shall give Lessor written notice of such default and Lessor shall have a period of thirty (30) days, or such other reasonable period of time as may be appropriate, to cure such default. If Lessor fails to cure such default, Lessee may, upon notice to Lessor proceed to cure such default, at Lessor's reasonable expense; provided, however, Lessor's failure to cure a default, except for a defect in title, shall not entitle Lessee to terminate or cancel this Lease.


ARTICLE 25. INDEMNITY

      Lessee shall indemnify Lessor, its officers, directors, stockholders, representatives, agents and employees and save them harmless from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorneys' fees, in connection with all losses, including but not limited to all Claims, as defined in Article 19 B(vii) above, for loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Promises or the occupancy or use by Lessee of the Leased Premises, or any other part thereof, or arising from or out of Lessee's failure to comply with any provision of this Lease or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, suppliers, employees, servants, customers or licensees and any person conducting business in the Leased Premises.


ARTICLE 26. ACCORD AND SATISFACTION

      Payment by Lessee or receipt by Lessor of a lesser amount than the rent or other charges herein stipulated may be, at Lessor's sole option, deemed to be on account of the earliest due stipulated rent or other charges, or deemed to be on account of rent owing for the current period only, notwithstanding any instructions by or on behalf of Lessee to the contrary, which instructions shall be null and void, and no endorsement or statement on any check or any letter accompanying any check payment as rent or other charges shall be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or other charges or pursue any other remedy in this Lease or in law or in equity against Lessee.


ARTICLE 27. DELAYS

      In the event that either party hereto shall be delayed in the performance of its maintenance and/or repair obligations by reason of strikes, lockouts, labor troubles, inability to procure materials or shall at any time be so delayed by reason of failure of power, restrictive governmental laws or reasons of similar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article 27 shall not operate to excuse Lessee from payment of rent, or any other payments required by the terms of this Lease.


ARTICLE 28. DELIVERY OF PREMISES UPON EXPIRATION

      Upon the expiration or earlier termination of this Lease, Lessee agrees to vacate and deliver up possession of the Leased Premises and the Improvements on the expiration date, free and clear of any liens (other than the Leasehold Mortgage) and shall remove its personal property and equipment prior to such expiration date. If Lessee damages the Leased Premises or the Improvement in the removal of its equipment and property, Lessee shall forthwith repair such damage to the reasonable satisfaction of Lessor. Lessee shall deliver the Leased Premises and the Improvements to Lessor in a broom clean condition.


ARTICLE 29. HOLD OVER

      Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required from either party to terminate this Lease on the expiration date herein specified and, anything herein contained or implied to the contrary notwithstanding, a holding over by Lessee, its assignee or sublessee beyond the expiration of said term shall give rise to a tenancy from month-to-month only. Further, in the event Lessee continues to occupy the Leased Premises on a month-to-month tenancy, it is understood that all of the provisions of this Lease, together with rent at a rental rate which shall be the greater of (a) twice the rental rate for the month preceding the expiration hereof, or (b) an amount equal to the fair market rental value of the Leased Premises as deter-mined by an appraiser (M.A.I.) licensed in the State of Florida selected by Lessor, shall remain effective for all purposes, except for the provisions of Article 37 which shall be deemed to have expired.


ARTICLE 30. NON-LIABILITY OF LESSOR

      A. In the event of any transfer or transfers of Lessor's interest in the Leased Premises, the transferor shall be automatically relieved of any and all obligations on the part of Lessor accruing from and after the date of such transfer.

      B. If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed and if, as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the Leased Premises and out of rents or other income from the Leased Premises receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of

Lessor's right, title and interest in the Leased Premises and Lessor shall not be liable for any deficiency.


ARTICLE 31. NOTICES

      All notices to be given hereunder by either party shall be in writing and given by personal delivery, and if to Lessor, to one of the executive officers of Lessor, or shall be sent by telegram or by registered mail addressed to the party intended to be notified at the post office address of such party last known to the party giving such notice and notice given as aforesaid shall be a sufficient service thereof, and shall be deemed given an of the date when deposited in any post office, or in any post office box regularly maintained by the Federal Government, or, in the case of a telegram, when given to an employee of the telegraph company for transmission. Notices to LESSEE shall be sent to 350 South Lake Destiny Drive, Orlando, Florida 32810, Attn: Donald C. Mealey, or to such other address as Lessee shall notify Lessor in writing. Provided, however, that it is mutually agreed that LESSOR appoints the Investment Manager and Divisional Comptroller General Motors Corporation, Motors Holding Division, 3044 West Grand Boulevard, Detroit, Michigan 48202, Division Controller. Chevrolet Motor Division, General Motors Corporation, 30007 Van Dyke Avenue, Warren, Michigan 48090, and Argonaut Realty, 485 West Milwaukee Avenue, Detroit, Michigan 48202, as its agents and that notices shall be sent to both of said agents and not otherwise. The right is hereby reserved by Lessor to countermand such appointments and make others consistent herewith. due notice of which shall be given by Lessor to Lessee.


ARTICLE 32. WAIVER OF TRIAL BY JURY AND COUNTERCLAIM

      Lessor and Lessee hereby waiver trial by jury in any action, proceeding, or counterclaim brought by Lessor or Lessee against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor to Lessee, the use or occupancy of the Leased Premises by Lessee or any person claiming through or under Lessee, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Lessor commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Leased Premises, Lessee shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.


ARTICLE 33. NO PARTNERSHIP

      The execution of this Lease does not, in any way or for any purpose, create a franchise (including, specifically, for the purpose of compliance with the Florida Motor Vehicle Act, Chapter 320, FLORIDA STATUTES), partnership, joint venture or joint enterprise by and between Lessor and Lessee or Lessor and Dealer for the conduct of Lessee's or Dealer's business on the Leased Premises.

ARTICLE 34. ATTORNEYS' FEES

In the event of any dispute or litigation arising under this Lease, the prevailing party shall be entitled to recover all reasonable attorneys' fees paralegals' fees and costs including those at trial, on appeal and in bankruptcy proceedings.


ARTICLE 35. NON-WAIVER

      The failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants contained herein shall not be deemed a waiver of any rights or remedies that Lessor may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants. This instrument may not be changed, modified or discharged orally.

ARTICLE 36. PARTIAL INVALIDITY

      If any covenant, provision or condition of this Lease shall be held invalid or unenforceable by any court having jurisdiction, the remainder of the covenants, provisions or conditions of this Lease shall remain valid and enforceable to the fullest extent permitted by law; provided, however, that if the provisions of Article 24 shall be unenforceable for any reason, Lessor may terminate this Lease upon ninety (90) days' written notice to Lessee.


ARTICLE 37. DIVESTITURE; OPTION TO PURCHASE OR LEASE

      A. DIVESTITURE. Upon the expiration of the Initial Term and the Extended Term, or within thirty (30) days after the Dealer has sold or leased at retail a cumulative total of twenty thousand (20,000) new Chevrolet motor vehicles, whichever is first to occur, Lessee shall have the option to (i) divest its ownership in its current Chevrolet Motor Division Dealership located at 3707 Colonial Drive, Orlando, Florida (the "Downtown Dealership") and purchase the Leased Premises or continue to lease the Leased Premises from Lessor upon terms and conditions to be agreed upon by Lessor and Lessee within sixty (60) days after its election to continue this Lease or (ii) divest its ownership of the Improvements and sell such Improvements to Lessor or Lessor's assignee; provided, however, the option granted in this Article 37(A)(i) above may be exercised at any time after the Commencement Date so long as Lessee is not in default under any provision of this Lease.

      B. PURCHASE PRICE UPON DIVESTITURE OF DOWNTOWN DEALERSHIP. In the event Lessee elects to divest the Downtown Dealership and purchase the Leased Premises, the purchase price for the Leased Premises shall be Three Million Dollars ($3,000,000.00). Lessee shall exercise such right, If at all, upon sixty
(60) days' prior written notice to Lessor.

      Promptly after exercising its right to purchase the Leased Premises pursuant to this Article 37 Lessor, at its expense, shall obtain a title insurance commitment covering the Leased Premises from a title insurance company selected by Lessee and shall cause a survey of the Leased Premises to be prepared, each at Lessee's cost. Lessee shall provide Lessor with a copy of such title commitment and survey within thirty (30) days after providing written notice of Lessee's intent to purchase the Leased Premises. Within ten (10) business days after receipt of such title insurance commitment and survey, Lessee shall advise Lessor of any title defects except for those exceptions permitted in the leasehold title insurance policy previously provided to Lessee, disclosed thereby which Lessee requires to be removed. Lessor shall promptly remove such items or cause the title insurance company to Insure over such matters in a manner approved by Lessee, which approval shall not be unreasonably withheld; provided, however, that any mortgage encumbrance of the Mortgagee shall not be deemed a title defect. In the event Lessor is unable to remove such title matters or cause the title insurance company to Insure over such matters in a manner approved by Lessee, Lessor shall so notify Lessee and Lessee shall have the right to accept title to the Leased Premises subject to such title defects or way terminate its right to purchase the Leased Premises; provided, however, that with respects to defects in a liquidated amount, Lessee shall have the right to pay the same and deduct the amount thereof from the purchase price.

      At Closing, Lessor shall pay for documentary stamps an the Deed and Lessee shall pay for recording of the Deed. At Closing, the parties shall deliver the following duly executed documents and funds:

         (1)      By Lessor:

                  (i) A statutory warranty deed conveying fee simple title to the Leased Premises to Lessee.

                  (ii) A no-lien affidavit in a form satisfactory to Lessor's attorney.

                  (iii) An Owner's Title Policy showing no change from the Commitment to be issued pursuant to this Article 37 B. in the amount of Three Million Dollars ($3,000,000-00).

                  (iv) Such other instruments and documents provided in this Option and as may be reasonably required in order to consummate the transaction herein contemplated.

         (2)      By Lessee:

                  (i) A cashier's check payable to the order of Lessor in the sum of Three Million Dollars ($3,000,000.00) subject to prorations or adjustments or a wire transfer of said funds to a bank account designated by Lessor, at Lessor's option.

         Simultaneously with the execution of this Lease the parties hereto shall execute a Memorandum of Option solely for the purpose of recording in the public records evidence of the right to purchase granted herein.

      C. CLOSING OF SALE OF LEASED PREMISES UPON DIVESTITURE OF DOWNTOWN DEALERSHIP. Lessor and Lessee shall close the purchase and sale of the Leased Premises not later than sixty (60) days after the exercise of such right by Lessee pursuant to this Article 37 but not later than ten (10) days after the removal of all required title defects or Lessee's agreement to take the Leased Premises subject to such title defects. Lessor shall convey the Leased Premises by warranty deed subject only to those title exceptions as shown on the leasehold title insurance policy previously provided to Lessor and then exceptions otherwise accepted by Lessee; PROVIDED, HOWEVER, such warranty deed shall contain provisions which (a) shall restrict the use of the Leased Premises for a period of fifteen (15) years from and after the closing of the sale and purchase of the property to Lessee to the exclusive use for an authorized dealership engaged in the sale, leasing, storage and service of new motor vehicles and products offered for sale or lease by General Motors Corporation or any subsidiary thereof and (b) reserves Lessor the right to repurchase the Leased Premises and the Improvements as set forth in Article 37D below in the event (i) Lessee offers to sell the Leased Property and/or the Improvements (the "Offer to Sell") to an unrelated third party (a copy of an Offer to Sell shall be furnished to Lessor simultaneously with delivery thereof to such third party) or (ii) Lessee, Dealer or any assignee or transferee of Lessee or Dealer violates the use restrictions as set forth in Article 7 of this Lease (the "Use Violation"). Lessee shall have the right at its option to cause Lessor to pay any leasehold mortgage indebtedness on the Leased Promises from the purchase price to be paid to Lessor at closing or to take the Leased Premises subject to such leasehold mortgage indebtedness, in which event, Lessee shall be granted a credit against the purchase price for the outstanding balance of such leasehold mortgage indebtedness. Real estate taxes relating to the Leased Premises shall be prorated in accordance with the custom in Orange County, Florida.

      D. PURCHASE PRICE UPON DIVESTITURE INTEREST IN LEASED PREMISES, DEFAULT, OFFER TO SELL OR USE VIOLATION. In the event Lessee elects to divest its interest in the Leased Premises or in the event of a default under Article 24, Lessor shall purchase the Improvements together with such additional leasehold improvements that have been approved by Lessor for an amount equal to the replacement cost thereof. In no event shall the replacement cost exceed the original construction costs of such Improvements or the net book value thereof, whichever is greater, except, in the event of a default under Article 24, the replacement cost shall not exceed the net book value or current market value, whichever is less. The replacement cost of the Improvements shall be determined by an appraiser (M.A.I.) licensed in the State of Florida selected by Lessor with the approval of Lessee, which approval shall not be unreasonably withheld. Title to the Improvements shall be conveyed to Lessor free and clear of all liens and mortgage encumbrances.

      In the event of an Offer to Sell or a Use Violation and Lessor elects to exercise its right to repurchase the Leased Premises and the Improvements (the "GM Repurchase Right"), Lessor shall give Lessee notice thereof within sixty
(60) days after (1) receipt of an Offer to Sell or (2) actual knowledge of a Use Violation. Lessor shall repurchase the Leased Premises and Improvements located thereon in an amount equal to the average appraised value of the Leased Premises and the Improvements for use as an automotive dealership as determined by three (3) appraisers (M.A.I.) licensed in the State of Florida (the "Appraised Value"). Lessor and Lessee shall each select one (1) appraiser and the two (2) appraisers selected by Lessor and Lessee shall select the third
(3rd) appraiser who shall provide Lessor and Lessee with such appraisals (the "Appraisals") within thirty (30) days after such appointment. The closing of the sale and purchase shall be not later than sixty (60) days after Lessor's receipt of the Appraisals upon notice thereof by Lessor to Lessee; provided, however, in the event the Appraised Value exceeds, by ten percent (10%), the lowest appraisal provided by the three (3) appraisers. the two Appraisals closest in valuation shall be averaged to determine the Appraised Value. The purchase price shall be paid by wire transfer of funds. The documents to be executed by Lessee conveying all of Lessee's right, title and interest in and to the Leased Premises and Improvements to Lessor shall be in such form and substance as approved by Lessor and Lessor's counsel. Title to the Leased Premises and Improvements shall be reconveyed to Lessor free and clear of all liens and mortgage encumbrances.

      Upon a purchase of the Improvements or upon exercise of the GM Repurchase Right, Lessor shall purchase all of the furniture, fixtures and equipment (the "Personal Property") used in connection with the operation of the Leased Premises for a GM Dealership for a purchase price equal to the then current market value of such Personal Property (the "Current Market Value"). Current Market Value shall be determined by three (3) appraisers licensed in the State of Florida and who are qualified to appraise and value personal property. Lessor and Lessee shall each select one (1) appraiser and the two (2) appraisers selected by Lessor and Lessee shall select a third (3rd) appraiser. Each appraisal shall provide an appraisal of the Personal Property within thirty (30) days after the appointment of the third (3rd) appraiser. The Current Market Value of the Personal Property shall be the average appraised value of the three appraisals.

      E. SALE TO THIRD PARTY. In the event Lessee elects not to purchase the Leased Premises at the expiration of the Initial Term and Extended Term of this Lease, Lessee may request Lessor to sell the Improvements to a bonafide third party purchaser approved by the Chevrolet Motor Division of the General Motors Corporation, and Lessor will agree to extend the term of this Lease to such bonafide third party purchaser on terms and conditions as shall be mutually agreed to by Lessor and such third party purchaser. Lessor will have the sole and exclusive option to reject any such third party purchaser and to exercise the GM Repurchase Right as set forth herein.


ARTICLE 38. REPRESENTATION AND WARRANTIES OF LESSOR

      To induce Lessee to enter into this Agreement, Lessor, makes the following representations and warranties, each of which is material and is being relied upon Lessee and which shall survive the execution and termination of this Agreement.

      A. Lessor owns fee simple, marketable record title to the Leased Premises, free and clear of all liens, special assessments, easements, reservations, restrictions and encumbrances other than the Permitted Exceptions, and there are no tenancy, rental, signage or other occupancy agreements affecting the Leased Premises.

      B. Lessor has not received any notice, and has no knowledge, that the Leased Premises or any portion or portions thereof is or will be subject to or affected by (i) any special assessments, whether or not presently a lien thereon, or (ii) any condemnation, eminent domain, change in grade of public streets or similar proceeding.

      C. To the best of Lessor's knowledge, there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the Leased Premises or any portion or portions thereof or relating to or arising out of the ownership of the Leased Premises, in any court or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality; provided, however, Lessor makes no representation nor gives any warranty with respect to license applications for Lessee's operation of a motor vehicle dealership an the Leased Premises.

      D. Lessor has no knowledge or notice that any present default or breach exists under any mortgage or any other encumbrance encumbering the Leased Premises or any covenants, conditions, restrictions, rights-of-way or easements which may affect the Leased Promises or any portion or portions thereof, and Lessor has no knowledge that a condition or circumstance exists which, with the passage of time and/or the giving of notice, or otherwise, would constitute or result in a default or breach under any such covenants, conditions, restrictions, rights-of-way or easements.

      E. No commitments have been made by Lessor to any governmental authority, utility company, school board, church or other organization, group or individual, relating to the Property which would impose an obligation upon Lessee or its money or land or to construct, install or maintain any improvements of a public or private nature on or off the Leased Premises, and to the best of Lessor's knowledge, without independent investigation, no governmental authority has imposed any requirement that any developer of the Leased Premises pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Leased Premises or any part thereof. The provisions of this subsection shall not apply to any general real estate taxes.

      F. No person, firm or other legal entity has any right or option whatsoever to acquire the Leased Premises or any portion or portions thereof or any interest or interests therein, except as set forth herein.

      G. Upon payment of any deposit, Lessor shall also transfer, assign and convey to Lessee for the term of this Lease, all of Lessor's right, title and interest in and to all utilities and utility commitments which service or pertain in any manner to the Leased Premises including, without limitation, any water or sewer connections which have been allocated in any manner to the Leased Premises or Lessor as owner of the Leased Premises and Lessor's position on any waiting list relating to any such water or sewer connections.


ARTICLE 39. BINDING ON SUCCESSORS

      The covenants and agreements contained in this Lease are binding upon the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns and nothing herein grants any greater right of assignment as set forth and as limited elsewhere in this Lease.


ARTICLE 40. COMPLETE AGREEMENT

      There are no oral agreements between Lessor and Lessee affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Lessor and Lessee with respect to the subject matter of this Lease. There are not representations between Lessor and Lessee other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations herein contained.


ARTICLE 41. SURVIVAL

      The covenants, conditions and provisions of Articles 7, 19, 22, 25, 37, 38 B., 38 D., 38 E., 38 F., and 39 shall survive the termination of this Lease.

      IN WITNESS WHEREOF, Lessor has signed and sealed this instrument this 3rd day of January, 1991, and Lessee has signed and seal this instrument this 3rd day of January, 1991.


IN PRESENCE OF:

                                       AUTO AIR, INC., a Delaware
                                       corporation


/s/ [illegible]                        By: /s/ [illegible]
--------------------------               ------------------------------

/s/ [illegible]                        Attest: /s/ [illegible]
--------------------------                    -------------------------



IN PRESENCE OF:

                                       CHEVROLET WORLD, INC., a
                                       Florida corporation

/s/ [illegible]                        By: /s/ [illegible]
--------------------------               ------------------------------

/s/ [illegible]                        Attest: /s/ [illegible]
--------------------------                    -------------------------

                                LEGAL DESCRIPTION


                                (To be attached)

                                   EXHIBIT 8A

                              ORLANDO - OPEN POINT
                                   ORLANDO, FL

                             NO OF
SALES FACILITY              OFFICES                                SQ. FT.
--------------              -------                                -------
-SHOWROOM DISPLAY               *                                   2,000
-CLOSING OFFICES                14                                    900
 (SALESPERSONS)
-F & I                          2                                     200
-DEALER                         1                                     180
-SALES MANAGER                  1                                     120
-OFFICE MANAGER                 1                                      80
-BUSINESS OFC.                  8                                     480
-REST ROOMS                     2                                     160
-COMPUTER/FAX RM                1                                     150
-CONFERENCE RM                  18                                    360
-TRUCK/FLEET MGR                1                                      80
-USED CAR MGR                   1                                      80
                                                                    -----
  SUBTOTAL                                                          4,790

*REPRESENTS (5) DISPLAY SPACES @ 400 SQ. FT. EACH.

                  PERCENT TO CURRENT GUIDE:

                    BUILDING                71.6
                    LAND                    64.3
                    COMBINED                65.3

                              ORLANDO - OPEN POINT
                                   ORLANDO, FL

SERVICE FACILITY                 STALLS                              SQ. FT.
----------------                 ------                              -------
-MECHANICAL                      17                                  8,500
-CUST. RECEPTION                  5                                  1,500
-UNIT REPAIR                      1                                    240
 (SPECIAL TOOLS)
-WASHROOM (TECH.)                 -                                     500
-CASHIER                          1                                     80
-SERVICE MANAGER                  1                                    100
-CSI MANAGER                      1                                    100
-SHOP FOREMAN                     1                                     80
-CUSTOMER LOUNGE                 10                                    200
-REST ROOMS                       2                                    160
                                                                     -----
  SUBTOTAL                                                          11,460

ORLANDO, FL
CONT'D

PARTS FACILITY

*AREA                                    3,900 (1st Level)
 RETAIL PARTS COUNTER                      100
 WHOLESALE PARTS
 COUNTER                                   100
 COMPUTER/FAX (1)                          150
  PARTS MGR.  (1)                          100
 RECV'G AREA (PARTS)                       500
 CONF. ROOM
 (LUNCH ROOM)                              700
                                         -----
  SUBTOTAL                               5,550

BODY SHOP FACILITY                      STALLS                      SQ. FT.
------------------                      ------                      -------
  (OPTIONAL)

-SERVICE - BODY                           11                         4,400
-BODY SHOP MGR                             1                           100
                                                                     -----
 SUBTOTAL                                                            4,500

*SUGGEST PARTS DEPARTMENT BE BUILT WITH A 18' - 20'
 CEILING HEIGHT FOR DOUBLE DECKING IN THE FUTURE

                              ORLANDO - OPEN POINT
                                   ORLANDO, FL

SALES - EXTERIOR
----------------
                                   SPACES                     SQ. FT
                                   ------                     ------
OUTDOOR DISPLAY (PATIO)            21                         8,400
CUSTOMER PARKING                   20                         6,000
EMPLOYEE PARKING                   28                         8,400
USED CAR DISPLAY                   71                        21,300
                                                             ------
  SUBTOTAL                                                   44,100

                              ORLANDO - OPEN POINT
                                   ORLANDO, FL

SERVICE,PARTS & BODY SHOP-EXTERIOR
----------------------------------
                                   STALLS                     SQ. FT.
                                   ------                     -------
NEW VEHICLE STORAGE                213                        53,250

CUSTOMER PARKING                    32                         9,600

EMPLOYEE PARKING (MISC.)            27                         8,100
                                                              ------
  SUBTOTAL                                                    70,950

                              ORLANDO - OPEN POINT
                                   ORLANDO, FL

OVERVIEW OF BUILDING AND LAND SQ. FT. RECOMMENDATIONS

                                  OUTSIDE
BUILDING          LAND          ACCESS AREA                 TOTAL
(SQ. FT.)       (SQ. FT.)       (SQ. FT.)                  (SQ. FT.)
---------       ---------       -----------                ---------
26,300          115,050         23,010                     164,360




                        TOTAL BUILDING & LAND REQUIREMENT
                                 164,360 SQ. FT.
                                  (3.77 ACRES)